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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

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                              FORM 8-K
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                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                   Date of Report: March 18, 2002

                           ---------------


                         EOG RESOURCES, INC.

        (Exact name of registrant as specified in its charter)


          DELAWARE                     1-9743          47-0684736
(State or other jurisdiction      (Commission File  (I.R.S. Employer
of incorporation or organization)     Number)       Identification No.)


       333 CLAY STREET
         SUITE 4200
       HOUSTON, TEXAS                                  77002
(Address of principal executive offices)             (Zip code)


                            713/651-7000
       (Registrant's telephone number, including area code)


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EOG RESOURCES, INC.



Item 5.  Other Events

Price Swaps and Physical Contracts. With the objective of enhancing the certainty of future revenues, EOG Resources, Inc.
(EOG), a Delaware corporation, enters into NYMEX-related commodity price swaps and physical contracts from time to time.


(a)  2002 Price Swap Positions:

     o Natural Gas Price Swaps - Tabulated below is a summary of EOG's 2002 natural gas price swap positions with prices expressed in dollars per million British thermal units ($/MMBtu) and notional volumes in million British thermal units per day (MMBtud). EOG accounts for these swap contracts under mark-to-market accounting.

                                Average Price      Volume
                 2002             ($/MMBtu)       (MMBtud)
         ---------------------  -------------    ----------
         January (closed)         $ 3.21          140,000
         February (closed)        $ 3.13          190,000
         March (closed)           $ 3.13          140,000
         April and May            $ 2.74          390,000
         June                     $ 2.84          300,000
         July through December    $ 3.26          100,000


     o Crude Oil Price Swaps - Notional volumes of two thousand barrels of oil per day at an average price of $21.50 per barrel for the period March 2002 through December 2002. EOG accounts for these swap contracts under mark-to-market accounting.


(b)  2002 Natural Gas Physical Contracts:

     EOG had 2002 natural gas physical contracts for 95,000 MMBtud at an average price of $3.03 per MMBtu for January and February 2002 in the U.S. In Canada, EOG has 2002 natural gas physical contracts for approximately 24,000 MMBtud at an average price of US$3.35 per MMBtu for the period of January through March 2002, approximately 34,000 MMBtud at an average price of US$3.19 per MMBtu for the period of April through June 2002, and approximately 24,000 MMBtud at an average price of US$3.35 per MMBtu for the period of July through December 2002.





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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EOG RESOURCES, INC.
                              (Registrant)




Date: March 18, 2002          By:  /s/ TIMOTHY K. DRIGGERS
                                 ----------------------------
                                   Timothy K. Driggers
                                 Vice President, Accounting
                                   & Land Administration
                                (Principal Accounting Officer)